Exhibit 99.1

ICP Solar and EPOD Solar (Canada)
Enter Into Definitive Agreement

EPOD Commences Solar Park Expansion Plans

Press Release Source: ICP Solar Technologies Inc. On Thursday January 28, 2010, 1:27 pm EST

MONTREAL--(Marketwire - 01/28/10) - ICP Solar Technologies Inc. (OTC.BB:ICPR - News) (Frankfurt:K1U - News), a developer and marketer of innovative, proprietary solar panels and products, announced that it has signed a definitive agreement with EPOD Solar Inc., a Canadian based Company headquartered in Kelowna, British Columbia. Under the terms of the agreement, effective immediately, Mike Matvieshen takes the position of Chairman and CEO of ICP Solar, replacing Sass Peress who will remain as President of the solar consumer goods subsidiary and as a board member. "This is an exciting time for ICP Solar, as we continue to expand in our new strategic direction and Mike's experience in the solar energy utility sector will be instrumental in getting us there," said Sass Peress. "Bringing Mike on will allow me to focus on the consumer goods division and expand our product portfolio."

"ICP Solar is working with world renowned partners that have excellent brand name presence which we will be able to leverage for our Solar brand recognition programs," said Mike Matvieshen. "EPOD looks forward to working with ICP Solar's retail partners which are amongst the largest retailers in the world, as well as its strategic vendor and brand partners, to brand and market Solar power systems globally. Epod intends to do this through sale/lease programs and through long term power sales agreements for the full spectrum of customers from utilities to home owners," said Mike Matvieshen. "I am extremely excited about our combined future opportunities, and believe that we will be able to leverage ICP Solar's built-in network for future business development," said Mike Matvieshen.

For further details of the merger please review the 8K and attached share purchase agreement on the SEC website www.sec.gov.

About ICP Solar Technologies:

ICP Solar is a developer and marketer of solar panels, solar monitoring and power management solutions. Through the application of its own intellectual property and next-generation technologies, the Company aims to be the solar industry's innovation leader. For the past 20 years, ICP Solar has been a lead innovator in the consumer solar market and has now begun to apply that same innovation philosophy to the OEM, rooftop and power generation segment of the solar industry. ICP Solar's management has over 50 years of experience in the renewable energy sector. ICP Solar markets its products under its sunsei brand and, in the solar charger category, is the global licensee of the Energizer brand. The company's headquarters are located in Montreal, Canada, with an R&D center in St. John's, Canada and additional locations in the United States, Ireland, France and UK. Additional information may be found at www.icpsolar.com, www.energizersolar.com and www.energizersolar.eu

About EPOD Solar:

EPOD Solar, Inc. ("EPOD" or the "Company") is a solar energy company that develops and operates a portfolio of solar parks in Europe. EPOD's business covers key phases of solar power business operations from panel manufacturing to power generation. It manufactures solar panels for deployment in its own solar parks and installs the solar panels through its internally developed expertise. For more information about EPOD Solar, go to http://www.epodsolar.com, www.glsu.ca

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of ICP Solar Technologies Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in ICP Solar Technologies Inc.'s Annual Report for the fiscal year ended January 31, 2009, as filed on EDGAR at www.sec.gov. The risk factors identified in ICP Solar Technologies Inc. Annual Report are not intended to represent a complete list of factors that could affect ICP Solar Technologies Inc. Accordingly; readers should not place undue reliance on forward-looking statements. ICP Solar Technologies Inc. does not assume any obligation to update the forward-looking information contained in this press release.

Contact:

Michael Matvieshen
Chairman & CEO
250-491-8111